EXHIBIT (21)

			     THE MIDLAND COMPANY
			      AND SUBSIDIARIES
	       EXHIBIT (21) - SUBSIDIARIES OF THE REGISTRANT
			     DECEMBER  31, 1993



	The subsidiaries of the Registrant as of December 31, 1993, all of which are included in the consolidated financial statements, are as follows:

								     Percentage
									 of
						       State of        Voting
							Incor-         Stock
						       poration        Owned
						       --------      ----------
   American Modern Life Insurance Company of Arizona     Arizona        100
   M/G Transport Services, Inc.                          Ohio           100
   Midland-Guardian Co.                                  Ohio           100
   MGT Services, Inc.                                    Ohio           100
   Inland Marine Brokerage Company                       Ohio           100
   M/G Securities, Inc.                                  Ohio           100
   CS Crable Sportswear, Inc                             Ohio           100
   MGT River Services, Inc.                              Ohio           100

   SUBSIDIARIES OF MIDLAND-GUARDIAN CO.

   American Modern Home Group, Inc.                      Ohio           100
   American Modern Home Insurance Co.                    Ohio           100
   American Family Home Insurance Co.                    Florida        100
   Atlas Insurance Agency, Inc.                          Ohio           100
   American Modern Life Insurance Company                Ohio           100
   Marbury Agency, Inc.                                  Ohio           100
   Midwest Enterprises, Inc.                             Florida        100
   Lloyds Modern Corporation                             Texas          100
   American Modern Home Service Company                  Ohio           100


   SUBSIDIARIES OF AMERICAN MODERN HOME INSURANCE CO.

   American Modern Lloyds Insurance Co.                  Texas          100
   American Southern Home Insurance Co.                  Florida        100
   American Western Home Insurance Co.                   Oklahoma       100
   Guardian Underwriters Insurance Company               Pennsylvania   100


   The names of two wholly-owned subsidiaries of The Midland Company are not shown above as such individual listing is not required.